Filed Pursuant to Rule 424(b)(5)
Registration No. 333-237564

PROSPECTUS SUPPLEMENT

(to Prospectus dated May 13, 2020)

Nymox Pharmaceutical Corporation

Up to $12,000,000

Shares of Common Stock

This prospectus supplement and accompanying prospectus relates to the issuance and sale of up to $12,000,000 of our common stock, no par value per share, from time to time through our sales agent, A.G.P. / Alliance global Partners, or A.G.P.. These sales, if any, will be made under a sales agreement, dated July 17, 2020, between us and A.G.P., which we refer to as the sales agreement.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended, which we refer to as the Securities Act, including sales made directly on The NASDAQ Capital Market, on any other existing trading market for our common stock or to or through a market maker or through an electronic communications network. If expressly authorized by us, A.G.P. may also sell our common stock in privately negotiated transactions. A.G.P. will act as sales agent on a commercially reasonable efforts basis, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The NASDAQ Capital Market. There is no specific date on which the offering will end, there are no minimum sale requirements and there are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account.

A.G.P. will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of our common stock pursuant to the sales agreement. In connection with the sale of the common stock on our behalf, A.G.P. may, and will with respect to sales effected in an “at-the-market” offering, be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act.

Our common stock is quoted on The NASDAQ Capital Market under the symbol “NYMX.” The last reported sale price of our common stock on The NASDAQ Capital Market on July 9, 2020 was $3.31 per share.

Investing in these securities involves a high degree of risk. Before buying shares of our common stock, you should carefully consider the risk factors described in “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement and the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is July 17, 2020

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and A.G.P. has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and A.G.P. is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference.”

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated May 13, 2020, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated in this prospectus or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” and “Nymox” refer to Nymox Pharmaceutical Corporation.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein, may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements, which are often characterized by the terms “may,” “believes,” “projects,” “expects,” “plans”, “anticipates,” “plans,” “intends,” “could,” “might,” “will,” “should,” “approximately” or, in each case, their negative or other variations or comparable terminology, do not reflect historical facts but instead are based on our current assumptions and predictions regarding future events, such as business and financial performance. Specific forward-looking statements contained in this prospectus supplement (including such documents incorporated by reference herein) include, but are not limited to, projections of earnings, revenue or other financial items, any statements regarding the plans and objectives of management for future operations, any statements concerning proposed new products or services, any statements regarding future economic conditions or performance, any statements regarding expected benefits from any transactions and any statements of assumptions underlying any of the foregoing.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement and the accompanying prospectus is part, completely and with the understanding that our actual future results may be materially different from what we concurrently expect. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any document incorporated herein and therein by reference is accurate as of its date only. Because the risk factors referred to in this prospectus supplement and the accompanying prospectus could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. These risk factors are discussed in “Risk Factors” beginning on page S__ in this prospectus supplement, in our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on March 30, 2020, our Quarterly Report on Form 6-K for the quarter ended March 31, 2020, filed or furnished with the SEC on May 14, 2020, and our Quarterly Report on Form 6-K for the quarter ended September 30, 2019, filed or furnished with the SEC on November 13, 2019.

Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement, the accompanying prospectus and any document incorporated herein and therein by reference, and particularly our forward-looking statements, by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and the accompanying prospectus, our consolidated financial statements and the related notes thereto and the other documents incorporated by reference in this prospectus supplement and in the accompanying prospectus.

Company Overview

We are a clinical-stage biopharmaceutical company focused on developing innovative therapeutic and diagnostic products primarily for the aging population. Since 2002, we have been developing our novel proprietary drug candidate, NX-1207, for the treatment of benign prostatic hyperplasia (BPH), a common condition of older men caused by enlargement of the prostate, and, since 2012, for the treatment of low-grade localized prostate cancer. We also have an extensive patent portfolio covering such areas as drug candidates aimed at the causes of Alzheimer’s disease, new treatments of bacterial infections in humans, and diagnostic technologies. We also currently market NicAlertTM and TobacAlertTM, tests that use urine or saliva to detect use of tobacco products or exposure to second-hand smoke.

Our lead drug candidate, NX-1207, is a selective pro-apoptotic protein that when injected into the prostate causes localized cell death and tissue loss without harming adjacent tissues. Apoptosis is a natural form of programmed cell death routinely used by the human body to eliminate unneeded cells without releasing harmful substances into the surrounding area.

We are currently developing NX-1207 as a focal treatment for low grade localized prostate cancer. Prostate cancer is the most commonly diagnosed cancer in men, other than skin cancer, and is the second leading cause of cancer death for men. About 1 in 6 men will be diagnosed with prostate cancer during their lifetime. Most cases of prostate cancer are detected via prostate-specific antigen (PSA) screening and usually found to be localized tumors.

We believe there is an unmet need for a safe and effective treatment of low grade localized prostate cancer. Surgical removal of the prostate (radical prostatectomy) and radiation therapy with or without androgen deprivation therapy are the most common active treatment options for localized prostate cancer but can have significant short- and long- term adverse effects, including impotence, urinary dysfunction, and other complications. The alternative is to choose active surveillance without active treatment. This avoids the risks of active treatment but has its own serious drawbacks, including anxiety associated with living with cancer and the uncertainties surrounding the risk of progression, particularly for men in their 50s and 60s with many years of life expectancy ahead. The drop-out rate from active surveillance can range from ⅓ to ½ of men with low grade localized prostate cancer.

NX-1207 represents a potential safe and effective treatment of low grade localized prostate cancer. Preclinical studies of NX-1207 showed strongly positive results in laboratory studies of human prostate cancer. In addition, local injection of NX-1207 showed activity in animals with transplanted human prostate carcinoma. In our recently completed Phase 2 U.S. clinical trial of NX-1207 for prostate cancer, NX03-0040, men with one small biopsy-confirmed focal area of low grade localized prostate cancer were randomized to receive an injection of either a high dose (15 mg) or a low dose (2.5 mg) of NX-1207 into the area where cancer was detected or to no treatment (active surveillance). All participants received a repeat biopsy and PSA testing 45 days post-treatment or randomization to no treatment. The results indicated an overall benefit in terms of reduced progression in patients with low grade localized prostate cancer treated with a single injection of NX-1207 into the area of the prostate where cancer was found. Consistent with earlier clinical trial experience with NX-1207, there were no significant safety issues or side effects associated with the drug in the new study. The endpoint of a negative biopsy post-treatment, in the region of the prostate where the cancer was originally detected, proved unassessable because of the high percentage of false negative repeat biopsies in the active surveillance group. Our current plan is to continue with our NX-1207 prostate cancer program with trial designs focusing on cancer progression subject to regulatory guidance.

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On November 2, 2014, we announced that both our recently completed Phase 3 blinded placebo controlled U.S. studies of NX-1207 for BPH had failed to meet their endpoints of statistically significant improvements in BPH symptom scores as compared to the placebo injection. This was an unexpected result, given that in our earlier Phase 2 BPH studies, a single injection of NX-1207 showed a statistically significant improvement in BPH symptom scores over a placebo injection and over a drug comparator. Further evaluation of the results of the studies and further data capture at longer time intervals after treatment are currently underway. There can be no assurance that these further evaluations will provide evidence of clinically or statistically significant improvement for drug versus placebo, or that further results will improve the likelihood for the use of NX-1207 for the BPH to be approved by any regulatory bodies in any markets. The European BPH drug development for NX-1207 previously being conducted by Recordati has been terminated.

Our U.S. BPH program involving >1,000 intraprostatic injections of NX-1207 has provided convincing evidence of the safety of the NX-1207 drug and of the transrectal ultrasound-guided procedure used to administer the drug directly into the prostate. The trials provided evidence that NX-1207 had a good safety profile with none of the sexual and other side effects and complications associated with approved BPH drug or surgical treatments. As well, the transrectal injection procedure employed in the trials proved to be convenient for a urologist to perform in an office setting without any need for anesthesia or sedation or for catheterization and was readily tolerated by the men treated. The same procedure was used to administer NX-1207 in the prostate cancer trial.

The Company is subject to a number of risks, including the successful development and marketing of its technologies and its ability to finance its research and development programs and operations through the sale of its common shares. The Company will require additional funds to pursue its operations as a going concern for the fiscal year ending December 31, 2019 and beyond, some of the funds of which would be used to conduct further research and development, schedule clinical testing, obtain regulatory approvals and the commercialization of its product candidates. The Company had available cash of approximately $5,239,000 and a positive working capital of $3,291,000 as of December 31, 2019. Cash flows used in operations during 2019 were $7,430,000.

In order to achieve our business plan and the realization of its assets and liabilities in the normal course of operations, the Company anticipates the need to raise additional debt or capital in the near term and/or achieve sales and other revenue-generating activities. Management of the Company has taken steps to reduce expenditures going forward in the short term by staff reductions, deferral of management salaries, and operational changes.

The top-line failure of the two Phase 3 studies of NX-1207 for BPH materially affects the Company’s current ability to fund its operations, meet its cash flow requirements, realize its assets and discharge its obligations. Under the Common Stock Private Purchase Agreement, the Company must adhere to general covenants in order to draw on its facility, including maintaining its stock exchange listing and registration requirements and having no material adverse effects, as defined in the Agreement, with respect to the business and operations of the Company. In the past, the Company has been successful in obtaining the required financing pursuant to the Agreement.

Management believes that current cash balances and anticipated funds from product sales are not sufficient to fund substantially all of its planned business operations and research and development programs over the next year. The Company intends to access financing through the capital markets and/or other sources of capital in order to fund these operations and activities over the next year.

Considering recent developments and the need for additional financing, there exists a material uncertainty that casts substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not reflect adjustments that would be necessary if the going concern assumption was not appropriate. If the going concern assumption is not appropriate, then adjustments may be necessary to the carrying value and classification of assets and liabilities and reported results of operations and such adjustments could be material.

We have incurred operating losses throughout our history. Management believes that such operating losses will continue for at least the next few years as a result of expenditures relating to research and development of our potential therapeutic products. As of March 31, 2020, we had an accumulated deficit of $170,901,593, and we have negative cash flows from operations. The Company’s working capital is $1,328,484 at March 31, 2020. Our current level of annual expenditures exceeds the anticipated revenues from sales of goods, however, we have cash totaling over $3 Million at our bank as of March 31, 2020.

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Recent Developments

On May 14, 2020, the Company filed its Quarterly Report for the quarter ended March 31, 2020.

On December 17, 2019 the Company held its annual general meeting. At that meeting the following individuals were elected to the Board of Directors: Dr. Paul Averback, Chairman; Randall Lanham, Esq. and three independent Directors: M. Richard Cutler, Esq., Dr. David Morse and James G. Robinson.

Corporate Offices

Our principal executive office is located at Bay & Deveaux Sts., 2nd Floor, Nassau, The Bahamas; phone: (800) 936-9669.

Our two subsidiaries are located at 777 Terrace Avenue, Hasbrouck Heights, New Jersey, USA 07604.

The Offering

Common stock offered by us pursuant to this prospectus supplement	Shares of common stock, no par value per share, for an aggregate offering of up to $12,000,000.

Manner of offering

“At-the-market offering” that may be made from time to time on the NASDAQ or other market for our common stock in the U.S. through our agent, A.G.P. A.G.P. will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us. See “Plan of Distribution.”

Use of proceeds

We will use the net proceeds that we receive from the sale of the securities offered by this prospectus supplement and the accompanying prospectus for general corporate purposes and working capital. General corporate purposes may include repayment of debt, capital expenditures, Clinical Trial Expenses, Manufacturing – including equipment, Salaries and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. Additional information on the use of net proceeds from the sale by the Company of securities covered by this prospectus may be set forth in any prospectus supplement relating to the specific offering.

Risk factors

See “Risk Factors” beginning on page S-7 and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

NASDAQ Capital Market symbol	Our common shares are traded on the NASDAQ Capital Market under the symbol “NYMX”.

The number of shares of common stock to be outstanding immediately after this offering is based on 71,718,706 shares of common stock outstanding as of March 31, 2020. The number of shares outstanding as of March 31, 2020 excludes:

•	6,500,000 shares of our common stock reserved for issuance upon the exercise of outstanding stock options at a weighted average exercise price of $1.81 per share;

•	2,500,000 shares of our common stock reserved for issuance upon the exercise of warrants at a weighted average exercise price of $8.00 per share.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or forfeiture of the outstanding options or remaining warrants after March 31, 2020.

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RISK FACTORS

An investment in our common shares involves certain risks, which should be carefully considered by prospective investors before investing in our common shares. You should consider carefully the risk factors discussed below and those contained in the section entitled “Risk Factors” in the prospectus, in our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on March 30, 2020, our Quarterly Report on Form 6-K for the quarter ended March 31, 2020, filed or furnished with the SEC on May 14, 2020, and our Quarterly Report on Form 6-K for the quarter ended September 30, 2019, filed or furnished with the SEC on November 13, 2019, which are each incorporated herein by reference in their entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Associated with this Offering

The common shares offered under this prospectus supplement and the accompanying prospectus may be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus supplement and the accompanying prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

We intend to use the net proceeds from this offering for general corporate purposes, which may include, but are not limited to, repayment of debt, capital expenditures, Clinical Trial Expenses, Manufacturing – including equipment, Salaries and any other purposes that may be stated in any prospectus supplement. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates.

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase.

Because the prices per share at which shares of our common stock are sold in this offering may be substantially higher than the book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. The shares sold in this offering, if any, will be sold from time to time at various prices. After giving effect to the sale of the maximum aggregate offering amount of $12 million of shares of our common stock at an assumed offering price of $3.31 per share, the last reported sale price of our common stock on the NASDAQ on July 9, 2020, and after deducting estimated offering commissions payable by us, our net tangible book value as of March 31, 2020, would have been approximately $13.08 million, or $0.17 per share of common stock. This represents an immediate increase in the net tangible book value of $0.15 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $3.14 per share to new investors who purchase our common stock in the offering. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

The actual number of shares we will issue under the sales agreement with A.G.P., at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement with A.G.P. and in compliance with applicable law, we have the discretion to deliver placement notices to A.G.P. at any time throughout the term of the sales agreement. The number of shares that are sold to A.G.P. after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with A.G.P.

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CAPITALIZATION AND INDEBTEDNESS

Our financial statements for the quarter ended March 31, 2020, filed or furnished with the SEC on Form 6-K on May 14, 2020, incorporated herein by reference, sets forth our capitalization and indebtedness as of March 31, 2020, and year ended December 31, 2019, in the Condensed Interim Consolidated Statements of Financial Position. The information should be read in conjunction with and is qualified by reference to the consolidated financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

On July 17, 2015, the Company approved the long-term employment agreement of Dr. Paul Averback as President and Chief Executive Officer. Dr. Averback has not taken a salary since November of 2014. The employment agreement retains the services of Dr. Averback for an initial period of seven years. Dr. Averback has agreed to forgo 100% of his salary until the Company receives a significant increase in its financing to expand its operations and execute its business plans at which time Dr. Averback will have the option to receive a cash salary or to continue the equity compensation. Dr. Averback received 3,000,000 restricted shares on July 2015 and shall receive 250,000 restricted stock each month for the duration of the contract, totaling up to 21,000,000 restricted shares, in lieu of cash salary. As of March 31,2020, the Company has issued 17,000,000 common shares to Dr. Averback under this agreement.

As of March 31, 2020, there were 71,718,706 common shares of Nymox issued and outstanding, as well as 6,500,000 share options outstanding, of which 6,175,416 are currently vested. There are 2,500,000 warrants outstanding at an exercise price of $8.00 per share.

Our capitalization and indebtedness will increase by the net proceeds that we receive from sales of our common stock which will depend on the number of shares actually sold and the offering price for such shares. We are limited to the sale of not more than $12 million of shares of our common stock pursuant to the engagement agreement.

USE OF PROCEEDS

After giving effect to the sale of the maximum number of shares of our common stock that are available under the base prospectus and available under this prospectus supplement, we estimate that the maximum potential net proceeds we will receive will be approximately $11.5 million, after deducting the agent’s fees and estimated offering expenses. However, we cannot guarantee if or when these net proceeds will be received and the method by which they are offered to the public. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the engagement letter with A.G.P. as a source of financing.

We intend to use the net proceeds of this offering for our operations, including, but not limited to, general corporate purposes, which may include, but are not limited to, working capital, repayment of debt, capital expenditures, Clinical Trial Expenses, Manufacturing – including equipment, and Salaries, or other purpose as may be stated in any future prospectus supplement. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending application of the net proceeds as described above, we may repay short-term debt or we may invest the net proceeds of the offering in short-term, investment-grade, interest-bearing securities.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value of our common stock as of March 31, 2020, was approximately $ 1,441,000, or approximately $0.02 per share of common stock based upon 71,718,706 million shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of March 31, 2020.

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After giving effect to the sale of up to a maximum aggregate amount of $12 million of shares of our common stock at an assumed offering price of $3.31 per share, the last reported sale price of our common stock on NASDAQ on July 9, 2020, and after deducting estimated offering commissions payable by us, our net tangible book value as of March 31, 2020, would have been approximately $13.08 million, or $0.17 per share of common stock. This represents an immediate increase in the net tangible book value of $0.15 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $3.14 per share to new investors who purchase our common stock in the offering. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering.

The following table illustrates this calculation on a per share basis:

Assumed offering price per share	$3.31
Net tangible book value per share	$0.02
Increase in net tangible book value per share attributable to the offering	$0.15
As-adjusted net tangible book value per share after giving effect to the offering	$0.17
Dilution in net tangible book value per share to new investors	$3.14

The number of shares of our common stock to be outstanding immediately after this offering is based on 71,718,706 shares of our common stock outstanding as of March 31, 2020 before offering.

The foregoing table does not give effect to the exercise of any such outstanding options or warrants. To the extent options and warrants are exercised, there may be further dilution to new investors.

DIVIDEND POLICY

Nymox has not paid and does not plan to pay cash dividends at this time nor does it expect to do so in the foreseeable future. Our Board of Directors (“Board”) will decide any future payment of dividends, depending on our results of operations, financial condition, capital requirements and other relevant factors.

PLAN OF DISTRIBUTION

We have entered into the sales agreement with A.G.P., under which we may issue and sell our common stock having an aggregate offering price of up to $12,000,000 million from time to time through A.G.P., acting as our sales agent. The actual dollar amount and number of shares of common stock we sell pursuant to this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements. The sales of our common stock, if any, under the sales agreement may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, including sales made directly on The NASDAQ Capital Market, on any other existing trading market for our common stock or to or through a market maker or through an electronic communications network. If expressly authorized by us, A.G.P. may also sell our common stock in privately negotiated transactions.

Each time that we wish to issue and sell shares of our common stock under the sales agreement, we will provide A.G.P. with a placement notice describing the amount of shares to be sold or the gross proceeds to be raised in a given time period, the time period during which sales are requested to be made, any limitation on the amount of shares of common stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, A.G.P., as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of NASDAQ, to sell shares of our common stock under the terms and subject to the conditions of the placement notice and the sales agreement. We or A.G.P. may suspend the offering of common stock pursuant to a placement notice upon proper notice and subject to other conditions. A.G.P., in its sole discretion, may decline to accept any placement notice. During the term of the sales agreement, A.G.P. will not engage in any market making, bidding, stabilization or other trading activity with regard to our common stock if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act.

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A.G.P. will provide written confirmation to us no later than the opening of the trading day on The NASDAQ Capital Market following the trading day on which shares of our common stock are sold through A.G.P. under the sales agreement. Each confirmation will include the number of shares sold on the preceding day, the net proceeds to us and the commissions payable by us to A.G.P. in connection with the sales.

We will pay A.G.P. commissions for its services in acting as agent in the sale of our common stock pursuant to the sales agreement. A.G.P. will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of our common stock pursuant to the sales agreement, less certain concessions, as applicable, which concessions if applicable shall not in any way reduce the maximum amount of proceeds to be received by us as set forth on the cover of this prospectus supplement. Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. We estimate that the total expenses for this offering, excluding compensation payable to A.G.P. and certain expenses reimbursable to A.G.P. under the terms of the sales agreement, will be approximately $30,000.

Settlement for sales of common stock will occur on the third trading day following the date on which any sales are made (or on such other date as is industry practice for regular-way trading), unless otherwise specified in the applicable placement notice, in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon.

In connection with the sale of the common stock on our behalf, A.G.P. may, and will with respect to sales effected in an “at-the-market” offering, be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act. We also have agreed to reimburse A.G.P. for its reasonable out-of-pocket expenses, including the fees and disbursements of counsel to A.G.P., incurred in connection with the offering, up to a maximum amount of $30,000.

The offering pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the agreement and (ii) termination of the sales agreement as permitted therein. We may terminate the sales agreement in our sole discretion at any time by giving 10 days’ prior notice to A.G.P.. A.G.P. may terminate the sales agreement under the circumstances specified in the sales agreement and in its sole discretion at any time by giving 10 days’ prior notice to us.

A.G.P. has no relationship with us other than its current role as sales agent for our offering of common stock pursuant to the sales agreement described above. A.G.P. and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

LEGAL MATTERS

We are being represented by Cutler Law Group P.C.; the validity of the securities being offered by this prospectus and legal matters relating to applicable laws will be passed upon for us by Cutler Law Group P.C., A.G.P. is being represented in connection with this offering by Dentons US LLP.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2019, have been audited by Thayer O’Neal, LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

S-11

The audit report covering the December 31, 2019, consolidated financial statements contains an explanatory paragraph that states that the failure of two Phase 3 studies of NX-1207 materially affects Nymox Pharmaceutical Corporation’s current ability to fund its operations, meet its cash flow requirements, realize its assets and discharge its obligations, and casts substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2019, expresses our opinion that Nymox Pharmaceutical Corporation did not maintain effective internal control over financial reporting as of December 31, 2019, because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that Nymox Pharmaceutical Corporation did not employ a sufficient complement of finance and accounting personnel to ensure that there was a proper segregation of incompatible duties relating to certain processes, primarily impacting the expenditures/disbursements processes and information technology controls, and sufficient compensating controls did not exist in these areas.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed a registration statement on Form F-3 with the SEC for the securities we are offering by this prospectus supplement. This prospectus supplement does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. We will provide this information upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to Corporate Secretary, Nymox Pharmaceutical Corporation, 4 Park Plaza, Suite 630, Irvine, CA 92614 or by visiting our website at www.nymox.com.

We file or furnish annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as any other document filed or furnished by us with the SEC, at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can also request copies of these documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-(800)-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Nymox. The address of the SEC website is www.sec.gov.

We maintain a website at www.Nymox.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

S-12

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC:

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 20-F for the year ended December 31, 2019 (other than information furnished rather than filed), filed with the SEC on March 30, 2019;

•	our Quarterly Report on Form 6-K for the quarter ended March 31, 2020 (other than information furnished rather than filed) (filed on May 14, 2020);

•	our Quarterly Report on Form 6-K for the quarter ended September 30, 2019 (other than information furnished rather than filed) (filed on November 13, 2019);

•

our Current Reports on Form 6-K, filed with the SEC on; August 14, 2019 for the period ending June 30, 2019; May 15, 2019 for the period ending March 31, 2019. And press releases dated January 6, 2020, February 24, 2020, April 1, 2020 and June 19, 2020 (other than portions of those documents not deemed to be filed);

We also incorporate by reference into this prospectus supplement and accompanying prospectus all documents we file or furnish under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act: (i) after the initial filing date of the registration statement of which this prospectus supplement is a part and before the effectiveness of the registration statement; and (ii) until all of the common stock to which this prospectus supplement and the accompanying prospectus relates has been sold or the offering is otherwise terminated. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

S-13

Filed pursuant to 424(b)(2)
Registration No. 333-237564

PROSPECTUS

DATED MAY 13, 2020

PROSPECTUS

Nymox Pharmaceutical Corporation

$12,000,000

Common Stock

Debt Securities

Nymox Pharmaceutical Corporation or the selling shareholders may offer and sell from time to time, in one or more series, any one of the following securities of our company:

•	common stock;

•

secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this Prospectus. The prospectus supplements may also add, update or change information contained in this Prospectus. This Prospectus may not be used to offer or sell securities without a Prospectus supplement which includes a description of the method and terms of this offering.

Our common shares trade on the NASDAQ Capital Market, or NASDAQ, under the ticker symbol “NYMX”. As of March 31, 2020, the last reported sale price per common share was $2.34 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this Prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is May 13, 2020

ABOUT THIS PROSPECTUS	4
SUMMARY	6
RISK FACTORS	9
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	18
CAPITALIZATION AND INDEBTEDNESS	19
USE OF PROCEEDS	19
EXPENSES	20
SELLING SHAREHOLDERS	20
PLAN OF DISTRIBUTION	28
DESCRIPTION OF COMMON STOCK	21
MATERIAL DIFFERENCES BETWEEN THE CBCA AND THE DGCL	29
LEGAL OWNERSHIP OF SECURITIES	32
LEGAL MATTERS	33
EXPERTS	34
WHERE YOU CAN FIND MORE INFORMATION	34
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	35
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY	36

2

ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf registration statement, we may, from time to time, sell any combination of the securities referred to herein in one or more offerings for total gross proceeds of up to $12,000,000. This Prospectus provides you with a general description of the securities we may offer.

You should read this Prospectus and the information and documents we have incorporated by reference into the Prospectus carefully because these documents contain important information you should consider when making your investment decision. See “Where You Can Find Additional Information.”

You should rely only on the information provided in this Prospectus and the information and documents incorporated by reference into this Prospectus. We have not, and the selling shareholders have not, authorized anyone to provide you with different information. This Prospectus is not an offer to sell these securities, and the selling shareholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of common shares. You should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front cover of this Prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this Prospectus or any sale of a security.

This Prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference should be made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this Prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

Unless otherwise indicated, all references in this Prospectus to “$” or “dollars” are to U.S. dollars and financial information presented in this Prospectus that is derived from financial statements incorporated by reference is prepared prepared in accordance with International Financial Reporting Standards (“IFRS”) and its interpretations as issued by the International Accounting Standards Board (“IASB”).

References in this Prospectus to the “Company”, “Nymox,” “we”, “us”, and “our” refer to Nymox Pharmaceutical Corporation unless otherwise specified.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

You should be aware that this Prospectus contains forward-looking statements about, among other things, the anticipated operations, product development, financial condition and operating results of Nymox, proposed clinical trials and proposed transactions, including collaboration agreements.

By forward-looking statements, we mean any statements that are not statements of historical fact, including (but not limited to) statements preceded by or that include the words, “believes”, “expects”, “anticipates”, “hopes”, “targets” or similar expressions.

In connection with the “safe harbor” provisions in the Private Securities Litigation Reform Act of 1995, we are including this cautionary statement to identify some of the important factors that could cause Nymox’s actual results or plans to differ materially from those projected in forward-looking statements made by, or on behalf of, Nymox. These factors, many of which are beyond the control of Nymox, include Nymox’s ability to:

•	Identify and capitalize on possible collaboration, strategic partnering or divestiture opportunities;

•	Obtain suitable financing to support its operations and clinical trials;

•	Successfully defend pending and/or unforeseeable future litigation;

•	Manage its growth and the commercialization of its products;

•	Achieve operating efficiencies as it progresses from a development-stage to a later-stage biotechnology corporation;

•	Successfully compete in its markets;

•	Realize the results it anticipates from the clinical trials of its products;

•	Overcome negative results from its clinical trials; and eventually obtain regulatory clearance for its products.

•	Succeed in finding and retaining joint venture and collaboration partners to assist it in the successful marketing, distribution and commercialization of its products;

•	Achieve regulatory clearances for its products;

•	Obtain on commercially reasonable terms adequate product liability insurance for its commercialized products and avoid product liability claims;

•	Adequately protect its proprietary information and technology from competitors and avoid infringement of proprietary information and technology of its competitors;

•	Assure that its products, if successfully developed and commercialized following regulatory approval, are not rendered obsolete by products or technologies of competitors; and

•	Not encounter problems with third parties, including key personnel, upon whom it is dependent.

Although Nymox believes that the forward-looking statements contained in this annual report are reasonable, it cannot ensure that its expectations will be met. These statements involve risks and uncertainties. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause such differences include, but are not limited to, those discussed under “Risk Factors.”

Our actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including those listed under the section entitled “Risk Factors” in this Prospectus, in our Annual Report on Form 20-F, as amended, for the year ended December 31, 2018 filed with the SEC on March 29, 2019, and our Quarterly Report filed on Form 6-K for the quarter ended September 30, 2019 filed or furnished with the SEC on November 13, 2019, any of which could cause actual results to vary materially from current results or our anticipated future results. We assume no responsibility to update the forward-looking information contained herein or incorporated herein by reference, except as required by securities regulation.

4

SUMMARY

This summary highlights selected information from this Prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire Prospectus, the applicable Prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this Prospectus. You should also carefully read the information incorporated by reference into this Prospectus, including our financial statements, and the exhibits to the registration statement of which this Prospectus is a part.

Unless the context indicates otherwise, as used in this Prospectus, the terms “Nymox,” “the Company,” “we,” “us” and “our” refer to Nymox Pharmaceutical Corporation.

Company Overview

We are a biopharmaceutical company focused on developing are drug candidate, NX-1207, for the treatment of benign prostatic hyperplasia (BPH), a common condition of older men caused by enlargement of the prostate, and, since 2012, for the treatment of low-grade localized prostate cancer. We also currently market NicAlertTM and TobacAlertTM, tests that use urine or saliva to detect use of tobacco products or exposure to second-hand smoke. We have an extensive patent portfolio covering our marketed products, our investigational drug as well as other therapeutic and diagnostic indications.

Our lead drug candidate, NX-1207, is a selective pro-apoptotic protein that when injected into the prostate causes localized cell death and tissue loss without harming adjacent tissues. Apoptosis is a natural form of programmed cell death routinely used by the human body to eliminate unneeded cells without releasing harmful substances into the surrounding area.

We are currently developing NX-1207 as a focal treatment for low grade localized prostate cancer. Prostate cancer is the most commonly diagnosed cancer in men, other than skin cancer, and is the second leading cause of cancer death for men. About 1 in 6 men will be diagnosed with prostate cancer during their lifetime. Most cases of prostate cancer are detected via prostate-specific antigen (PSA) screening and usually found to be localized tumors.

There is an unmet need for a safe and effective treatment of low grade localized prostate cancer. Surgical removal of the prostate (radical prostatectomy) and radiation therapy with or without androgen deprivation therapy are the most common active treatment options for localized prostate cancer but can have significant short- and long- term adverse effects, including impotence, urinary dysfunction, and other complications. The alternative is to choose active surveillance without active treatment. This avoids the risks of active treatment but has its own serious drawbacks, including anxiety associated with living with cancer and the uncertainties surrounding the risk of progression, particularly for men in their 50s and 60s with many years of life expectancy ahead. The drop-out rate from active surveillance can range from 1/3 to ½ of men with low grade localized prostate cancer.

Corporate Information

Nymox Pharmaceutical Corporation was incorporated under the Canada Business Corporations Act in May, 1995 to acquire all of the common shares of DMS Pharmaceutical Inc., a private Corporation which had been carrying on research and development since 1989 on diagnostics and drugs for brain disorders and diseases of the aged with an emphasis on Alzheimer’s disease. In 2015 we changed our domicile to The Bahamas.

We have funded our operations and projects primarily by selling shares of Nymox’s common stock. On December 1, 1996, our common shares began trading on the Nasdaq Stock Market. Nymox’s common shares also traded on the Montreal Exchange from December 18, 1995 to November 19, 1999. In total through December 31, 2018, Nymox has raised over $123 million through the issuance of common stock or securities exercisable for shares of common stock since its incorporation in May 1995.

Nymox has two subsidiaries: one wholly-owned subsidiary named Nymox Corporation and the other a majority owned subsidiary named Serex, Inc., acquired in 2000. Both subsidiaries are based in the same building in Hasbrouck Heights, New Jersey. Nymox Corporation conducts some research and development, while Serex conducts research and development, and some of the manufacturing for NicAlert™ and TobacAlert™.

Our principal executive office is located at Bay & Deveaux Sts., Nassau, The Bahamas. Our phone is (800) 936-9669; our fax is (514) 332-2227. Our two subsidiaries are located at 777 Terrace Avenue, Hasbrouck Heights, NJ, USA 07604. Our common shares currently trade on the NASDAQ Capital Market, or NASDAQ under the ticker symbol “NYMX”. The Corporation maintains a website at www.nymox.com. Any information contained in or accessible through our website is not part of this Prospectus.

5

The Securities We May Offer

The selling shareholders may offer and sell from time to time up to an aggregate of $12,000,000 of any of, or units comprised of, or other combinations of, the following securities:	Common Stock and Debt Securities

NASDAQ Capital Market symbol	Our common shares are traded on the NASDAQ Capital Market under the symbol “NYMX”

Use of proceeds

We will use the net proceeds that we receive from the sale of the securities offered by this Prospectus and the accompanying prospectus supplement for general corporate purposes and working capital. General corporate purposes may include repayment of debt, capital expenditures, Clinical Trial Expenses, Manufacturing – including equipment, Salaries and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. Additional information on the use of net proceeds from the sale by the Company of securities covered by this Prospectus may be set forth in any prospectus supplement relating to the specific offering.

Proceeds from the exercise of warrants, if any, will be added to Nymox’s working capital. The exercise of conversion rights for the convertible bonds will reduce Nymox’s indebtedness to the extent of the value of the bonds converted to shares. Management will have broad discretion with respect to the expenditure of such proceeds. Investors will be entrusting their funds to the Company’s management, upon whose judgment they must depend, with limited information concerning the specific working capital requirements and general corporate purposes to which the funds will ultimately be applied.

Risk factors

An investment in our common shares involves certain risks, which should be carefully considered by prospective investors before investing in our common shares. See “Risk Factors” in this Prospectus, in our Annual Report on Form 20-F for the year ended December 31, 2019 filed with the SEC on March 30, 2020 and our Quarterly Report on Form 6-K for the quarter ended September 30, 2019 filed with the SEC on November 13, 2019.

We will describe the terms of any such offering in a supplement to this Prospectus. Any prospectus supplement may also add, update, or change information contained in this Prospectus. Such prospectus supplement will contain the following information about the offered securities:

Prospectus Supplement	This Prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

	•	title and amount;

	•	offering price, underwriting discounts and commissions or agency fees, and our net proceeds;

	•	any market listing and trading symbol;

	•	names of lead or managing underwriters or agents and description of underwriting or agency arrangements; and

	•	the specific terms of the offered securities.

6

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 20-F for the year ended December 31, 2019, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this Prospectus, before deciding whether to invest in our common shares or our other securities. The occurrence of any of the risk factors incorporated by reference into this Prospectus could adversely affect our business, operating result, financial condition, and future prospects. In such event, the market price of our common shares and the value of our other securities could decline and you could lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

Risks relating to an investment in the debt securities

We may incur substantially more debt in the future. We may incur substantial additional indebtedness in the future, including in connection with future acquisitions, some of which may be secured by our assets. Any such incurrence of additional indebtedness could exacerbate the risks that holders of the debt securities currently face. Additional indebtedness will result in incremental financing costs,

At any point in time there may or may not be an active trading market for our debt securities.

At any point in time there may or may not be an active trading market for our debt securities. If any of the debt securities are traded after their initial issuance, they may trade at a discount from their initial offering price. Further, if active markets for the debt securities do not develop, the prices of the debt securities and the ability of a holder of debt securities to find a ready buyer will be adversely affected. While we may decide to list a particular series of debt securities on one or more stock exchanges or automated quotation system, we expect to sell the securities through underwriters or dealers; by ourselves directly; through agents; or through a combination of any of these methods of sale. Many of our debt securities will not be listed on any exchange or automated quotation system.

7

The debt securities may be effectively subordinated to our secured debt.

The debt securities may be unsecured. If Nymox defaults on the debt securities, or after the bankruptcy, liquidation or reorganization of Nymox, then, to the extent Nymox has granted security over its assets, the assets that secure those debts will be used to satisfy the obligations under that secured debt before any payment on the debt securities can be made. There may only be limited assets available to make payments on the debt securities in the event of an acceleration of the debt securities. If there is not enough collateral to satisfy the obligations of any secured debt, the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness.

Our Clinical Trials for our Therapeutic Products in Development, Such as Fexapotide Triflutate (NX-1207), May Not Be Successful and We May Not Receive the Required Regulatory Approvals Necessary to Commercialize These Products

Products requiring regulatory approval, such as Fexapotide Triflutate (NX-1207), will be approved for commercial sale only if governmental regulatory authorities are satisfied that our clinical trials are properly designed and conducted and that the results of those trials provide valid and acceptable evidence that the product is safe and effective for the conditions or diseases it is intended to treat. We do not know whether our already collected clinical trial results on a stand-alone basis and/or in combination with any future clinical trial results will demonstrate sufficient safety and efficacy to obtain the requisite regulatory approvals or will result in marketable products. Clinical trials are lengthy, complex, expensive and uncertain processes and failure can occur at any stage of testing. If we fail to adequately demonstrate the safety and efficacy of our products under development, we will not be able to obtain the required regulatory approvals to commercialize our product candidates. On November 2, 2014, following the completion of data verification and auditing procedures, top-line results of the Phase 3 NX02-0017 and NX02-0018 U.S. clinical trials of NX-1207 for BPH at 12 months post-treatment were not statistically significant compared to placebo. The Corporation expects to continue its efforts to work on the development program.

Setbacks in our clinical trials or in our efforts to seek regulatory approval for NX-1207 or failure to obtain regulatory approval could cause the price of our shares to decline and adversely affect our business, operations, product development programs and financial condition. See “A Setback in Any of Our Clinical Trials Would Likely Cause a Drop in the Price of Our Shares”.

Our Clinical Trials for Certain of Our Therapeutic Products May Be Delayed, making it Impossible to Achieve Anticipated Development or Commercialization Timelines and Our Development of Fexapotide Triflutate (NX-1207) for BPH Has Been Delayed Due To Negative Results In Phase III Clinical Trials.

Delays in the initiation, conduct or completion of clinical trials are not uncommon. If one or more of our clinical trials is delayed, we may be unable to meet our anticipated development or commercialization timelines. Either circumstance could cause the price of our shares to decline, increase clinical trial and product development costs, and affect the Corporation’s business, operations, product development programs and financial condition.

The design, conduct and completion of clinical trials is a complex process involving many third parties, including governmental authorities, institutional review boards, contract manufacturers, contract research organizations, consultants, investigators, patients, and data monitoring committees. The initiation, progress, completion and success of a clinical trial is in part dependent on third parties providing necessary approvals, agreements and consents, performing necessary tasks in a timely, competent manner, and complying with protocols, good clinical practices and applicable laws, rules and regulations. Failure of a third party to perform as expected or agreed upon may result in delays or failure in initiating or completing a clinical trial.

Our clinical trials are subject to prior approvals and continuing oversight by governmental regulatory authorities and institutional review boards. We must meet and comply with their requirements in order to start, continue and successfully complete a clinical trial. We may not be able to comply with one or more of these requirements or there may be delays in doing so. Governmental regulatory authorities may change approvals or requirements, resulting in changes to the design or conduct of a clinical trial or the need for new or further clinical trials.

8

On November 2, 2014, following the completion of data verification and auditing procedures and the unblinding and top line analysis of efficacy of the studies, Nymox announced that the NX02-0017 and NX02-0018 Phase 3 clinical trials had failed to meet their primary endpoints. Top-line results of the Phase 3 NX02-0017 and NX02-0018 U.S. clinical trials of NX-1207 for BPH at 12 months post-treatment were not statistically significant compared to placebo. The Corporation is in the process of further data analysis and assessments of the two studies and expects to continue its efforts to work on the development program. On July 27, 2015 Nymox announced that the Company’s U.S. long-term extension prospective double-blind Phase 3 BPH studies NX02-0017 and NX02-0018 of fexapotide triflutate (NX-1207) for BPH have successfully met the pre-specified primary endpoint of long-term symptomatic statistically significant benefit superior to placebo. The Company announced that Fexapotide showed an excellent safety profile with no evidence of drug-related short-term or long-term toxicity nor any significant related molecular side effects in the 2 studies. As a result of the clinical benefits observed in the long-term extension trial, the Company intends to meet with regulatory authorities in various jurisdictions around the world and in due course to proceed to file for approval where possible.

A Setback in Any of Our Clinical Trials or Efforts to Obtain Regulatory Clearance for Our Products Would Likely Cause a Drop in the Price of Our Shares

On November 2, 2014, following the completion of data verification and auditing procedures and the unblinding and top line analysis of efficacy of the studies, Nymox announced that the NX02-0017 and NX02-0018 Phase 3 clinical trials had failed to meet their primary endpoints. On November 3, 2014 the Corporation’s stock fell approximately 82%, from $5.14 to $0.93.

The clinical testing of drug candidates is fraught with uncertainties and positive results from earlier clinical trials may not be repeated in later trials. As well, government regulators such as the U.S. Food and Drug Administration, or FDA, may require additional testing or further documentation relating to the preclinical testing, clinical studies, manufacturing or other issues at any time. These requirements may result in substantial delays in obtaining regulatory approval or make obtaining such approval much more difficult. Setbacks in any phase of the clinical development of our product candidates could have a negative impact on our business, operations, product development programs and financial condition, could jeopardize FDA or other regulatory approval and would likely cause a further drop in the price of our shares.

We May Not be Able to Make Adequate Arrangements with Third Parties for the Commercialization of Our Product Candidates, such as NX-1207

In order to commercialize our product candidates successfully, we intend, on a product-by-product basis, either to make arrangements with third parties to perform some or all of these services or to expand our existing sales, marketing and distribution capabilities. We currently have limited sales and marketing capabilities and limited experience in developing, training or managing a large marketing or sales force. We currently rely primarily upon distributors for the sales of our existing products. The cost of establishing and maintaining a larger sales force would be substantial and may exceed its cost effectiveness. In addition, in marketing our products, we would likely compete with many companies that currently have extensive and well-funded marketing and sales operations. Despite our marketing and sales efforts, we may be unable to compete successfully against these companies. We may make arrangements with third parties to market and sell some or all of our products under development in certain territories, rather than establish our own sales force. We may not be able to do so on favorable terms. If we contract with third parties for the sales and marketing of our products, our revenues will depend upon the efforts of these third parties, whose efforts may not be successful.

We anticipate entering into co-development and co-marketing agreements with one or more partners with established sales, marketing and regulatory capabilities in order to assist in the completion of the development and commercialization of NX-1207. We may not be able to do so on favorable terms. If we fail to establish or make adequate arrangements with third parties for such purposes, our business, operations, product development programs and financial condition will be materially adversely affected.

9

We May Not Achieve Our Projected Development Goals in the Time Frames We Announce and Expect

We make public statements regarding the achievement of our milestones, such as the commencement and completion of clinical trials, regulatory submission and approval dates and time of product launch. The actual timing of these events can vary dramatically due to factors such as delays or failures in our clinical trials, the uncertainties inherent in the regulatory approval process and delays in achieving manufacturing or marketing arrangements sufficient to commercialize our products. There can be no assurance that our clinical trials will be completed, that we will make regulatory submissions or receive regulatory approvals as planned or that we will be able to adhere to our current schedule for the launch of any of our products. If we fail to achieve one or more of these milestones as planned, for instance, such as the completion of our Phase 3 development of NX-1207 for BPH, which has been delayed due to certain negative results, the price of our shares could decline.

Even If We Obtain Regulatory Approvals for Our Product Candidates, We Will be Subject to Stringent Ongoing Government Regulation

Even if regulatory authorities approve any of our product candidates, the manufacture, marketing and sale of such products will be subject to strict and ongoing regulation. Compliance with such regulation will be expensive and consume substantial financial and management resources. For example, an approval for a product may be conditioned on our conducting costly post-marketing follow-up studies. In addition, if based on these studies, a regulatory authority does not believe that the product demonstrates a benefit to patients, such authority could limit the indications for which the product may be sold or revoke the product’s regulatory approval.

We and our contract manufacturers will be required to comply with applicable current Good Manufacturing Practice (“cGMP”) regulations for the manufacture of our products. These regulations include requirements relating to quality assurance, as well as the corresponding maintenance of records and documentation. Manufacturing facilities must be approved before we can use them in commercial manufacturing of our products and are subject to subsequent periodic inspection by regulatory authorities. In addition, material changes in the methods of manufacturing or changes in the suppliers of raw materials are subject to further regulatory review and approval.

If we or any marketing collaborators or contract manufacturers fail to comply with applicable regulatory requirements, we may be subject to sanctions including fines, product recalls or seizures, injunctions, total or partial suspension of production, civil penalties, and withdrawals of previously granted regulatory approvals and criminal prosecution. Any of these penalties could delay or prevent the development, marketing or sale of our products.

It is Uncertain When, if Ever, We Will Make a Profit

We first began operations in 1995 and are only in the early stages of commercial marketing of our diagnostic products, NicAlert™ and TobacAlert™. We have never made a profit. We incurred a net loss of approximately $13.4 million in 2017 and $10.6 million in 2018. As of December 31, 2019, Nymox’s accumulated deficit was approximately $168.3 million and we have Negative cash flows from operations of $5,239,000 for the year ended December 31, 2019. As of December 31, 2019, we had positive working capital of $3,451,000.

We cannot say when, if ever, Nymox will become profitable or operate with positive cash flows from operations. Profitability will depend on our uncertain ability to generate revenues from the sale of our products and the licensing of our technology that will offset the significant expenditures required for us to advance our research, protect and extend our intellectual property and develop, manufacture, license, market, distribute and sell our technology and products successfully. Similar types of expenditures in the past have contributed to the net losses reported above.

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We Will Continue as a Going Concern

The Corporation will require additional funds to pursue its operations as a going concern for the fiscal year ending December 31, 2020 and beyond, some of the funds of which would be used to conduct further research and development, schedule clinical testing, obtain regulatory approvals and the commercialization of its product candidates. The Corporation had available cash of approximately $5,239,000 and a positive working capital of $3,451,000 as of December 31, 2019. Cash flows used in operations during 2019 were $7,430,000.

Management believes that current cash balances as at December 31, 2019 and anticipated funds from product sales will be sufficient to fund its planned business operations and research and development programs over the next 12 months. However, the Corporation’s primary sources of financing since 2003 has been the Common Stock Private Purchase Agreement, which expired in November 2015 and was not renewed. If necessary, the Corporation intends to seek additional equity or finance through the existing private placements and/or other sources of capital in order to fund these operations and activities over the next year.

There can be no assurance that any additional funding will be available at terms that are acceptable to the Corporation to enable the Corporation to continue to pursue its operations. Considering recent developments and the need for additional financing, there exists a material uncertainty that casts substantial doubt about the Corporation’s ability to continue as a going concern. Our consolidated financial statements do not reflect adjustments that would be necessary if the going concern assumption was not appropriate. If the going concern assumption is not appropriate, then adjustments may be necessary to the carrying value and classification of assets and liabilities and reported results of operations and such adjustments could be material.

We have incurred operating losses throughout our history. Management believes that such operating losses will continue for at least the next few years as a result of expenditures relating to research and development of our potential therapeutic products.

We Face Challenges in Developing, Manufacturing and Improving Our Products

We are still developing many of our products and have not yet brought them to market. We cannot make any assurances that we will be able to develop our products and to market them successfully. Developing and improving our diagnostic products is challenging. The science and technology of the detection and measurement of very small amounts of biochemicals in bodily fluids and tissue is evolving rapidly. We may need to make significant expenditures in research and development costs and licensing fees in order to take advantage of new technologies. If any major changes to our testing technologies used in our NicAlert™ or TobacAlert™ tests are made, further validation studies will be required. Developing new diagnostic products is more challenging, requiring identification and validation of the biochemical marker being detected by the new product in the clinical context and the development and validation of the product designed to detect the marker.

We anticipate outsourcing at least some of the manufacturing required for new products we may develop in order to control start-up and operating costs and to take advantage of the existing manufacturing capabilities and capacity in the large contract manufacturing sectors in the pharmaceutical and diagnostic industries. There are risks associated with this strategy, including difficulties in the transfer of manufacturing, the possibility of production interruption due to causes beyond our control and the need to arrange alternative suppliers. We currently out-source some of the manufacturing services required for our NicAlert™ and TobacAlert™ products to a contract manufacturer. We do not anticipate any significant risk of long-term interruption of manufacture due to this arrangement. The services supplied are not unique or unduly complicated and other contract manufacturers are available to provide similar services.

Our Products and Services May Not Receive Necessary Regulatory Approvals

Our diagnostic products, NicAlert™ and TobacAlert™, and our products in development, are subject to a wide range of government regulation governing laboratory standards, product safety and efficacy. The actual regulatory schemes in place vary from country to country and regulatory compliance can take several years and involve substantial expenditures.

We cannot be sure that we can obtain necessary regulatory approvals on a timely basis, if at all, for our products in development and all of the following could have a material adverse effect on our business:

•	failure to obtain or significant delays in obtaining requisite approvals;

•	loss of or changes to previously obtained approvals; and

•	failure to comply with existing or future regulatory requirements.

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Any changes in the Centers for Medicare and Medicaid Services (“CMS”) or state law requirements or in the U.S. Food and Drug Administration (“FDA”) regulations could have a detrimental impact on our ability to offer or market any reference laboratory services and/or on our ability to obtain reimbursement from the Medicare and Medicaid programs and providers.

Similar requirements exist in many other countries. Obtaining these approvals and complying with the subsequent global regulatory requirements can be both time-consuming and expensive.

In the United States, our drugs in development will require final FDA approval before their sale or distribution. Such approval comes only at the end of a lengthy, expensive and often arduous process. In September, 2006, we announced the successful completion of a multi-center, double-blind, placebo-controlled Phase 2 trial of NX-1207, our lead candidate for the treatment of BPH, a common disorder of older men. In February 2008, the Corporation reported positive results in a 32 site U.S. Phase 2 prospective randomized clinical trial, with statistically significant improvement compared to an approved BPH drug (finasteride). Subsequent to the completion of the Phase 2 studies, the Corporation has reported positive results in several follow-up studies of BPH patients that participated in the Phase 2 studies. In February 2009, the Corporation reported concluding a positive and productive End of Phase 2 (“EOP2”) meeting with the FDA concerning the Phase 3 program for NX-1207. In June 2009, the Corporation began conducting the first of two pivotal double blind placebo controlled Phase 3 trials for NX-1207 that incorporate the specific protocol design recommendations provided to the Corporation by the FDA. Top-line results of the Phase 3 NX02-0017 and NX02-0018 U.S. clinical trials of NX-1207 for BPH at 12 months post-treatment were not statistically significant compared to placebo. The Corporation is in the process of further data analysis and assessments of the two studies, and expects to continue its efforts to work on the development program. On July 27, 2015 Nymox announced that the Company’s U.S. long-term extension prospective double-blind Phase 3 BPH studies NX02-0017 and NX02-0018 of fexapotide triflutate (NX-1207) for BPH have successfully met the pre-specified primary endpoint of long-term symptomatic statistically significant benefit superior to placebo. The Company announced that Fexapotide showed an excellent safety profile with no evidence of drug-related short-term or long-term toxicity nor any significant related molecular side effects in the 2 studies. As a result of the clinical benefits observed in the long-term extension trial, the Company has to met with regulatory authorities in various jurisdictions around the world and has filed for regulatory approval in Europe and intends to file with the FDA later this year. Nevertheless, we cannot predict with any certainty the outcome of this program, what further steps may be required or whether regulatory authorities will ultimately grant us such approval.

We Face Significant and Growing Competition

The modern pharmaceutical and biotechnology industries are intensely competitive. Our treatments under development for enlarged prostate BPH face significant competition from existing products. There are at least nine drugs approved for treatment of BPH: five proprietary drugs (dutasteride (Avodart®), tamsulosin (Flomax®), alfusozin, (Uroxatral®), silodosin (Rapaflo®), and tadalofil (Cialis®)), a combination of two drugs (dutasteride and tamsulosin) (Jalyn™), and four generics (finasteride, terazozin, doxazozin, and prazosin). There are a number of thermal treatments on the market designed to shrink the enlarged prostate by heating its tissue with a device inserted through the urethra (the passage leading from the bladder through the penis through which men urinate). The devices on the market use microwave energy (Prostatron®, Targis Therapy® or TherMatrx®), low level radiowaves (TUNA System®), lasers (Indigo LaserOptic Treatment System® or Laserscope GreenLight PVP™), direct heat, energy or hot water to heat or burn away prostate tissue. A variety of surgical procedures exist to surgically reduce or remove the prostate or to widen the urethra. These include procedures to cut away prostate tissue such as TURP (transurethral resection of the prostate) and using a resectoscope with an electrical loop inserted through the penis to cut the prostate tissue. A small device used to widen the constricted urethra called a prostatic stent can also be inserted. In 2013, the FDA approved the Urolift™ system, a permanent surgical implant designed to pull back prostate tissue to improve urination in men with BPH.

The diagnostic testing industry is also highly competitive. The FDA has approved two radioactive diagnostic agents for Positron Emission Tomography (“PET”) imaging as an aid to the evaluation of patients with signs of Alzheimer’s disease: Amyvid® (florbetapir), marketed by Lilly, and Vizamyl® (flutemetamol), marketed by GE Healthcare. Other companies are also developing similar technologies. The introduction of other diagnostics products for tobacco product use that are cheaper, easier to perform, more accurate or otherwise more attractive to the physicians, health care payers or other potential customers would have a significant impact on the sales of our NicAlert™ or TobacAlert™ products.

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We May Not Be Able to Successfully Market Our Products

To increase our marketing, distribution and sales capabilities both in the United States and around the world, we will need to enter into licensing arrangements, contract sales agreements and co-marketing deals. We cannot assure you that we will be able to enter into agreements with other companies on terms acceptable to us, that any licensing arrangement will generate any revenue for the Corporation or that the costs of engaging and retaining the services of a contract sales organization will not exceed the revenues generated.

Protecting Our Patents and Proprietary Information is Costly and Difficult

We believe that patent and trade secret protection is important to our business, and that our success will depend, in part, on our ability to obtain strong patents, to maintain trade secret protection and to operate without infringing the proprietary rights of others.

Obtaining and maintaining our patent position is costly. We pay for the filing, prosecution and fees of several hundred patents and patent applications in countries around the world, including the United States, Europe, Japan, Canada, Australia, New Zealand and South Korea.

While we believe that we have strong patent protection for the products we sell and for our product development programs and we are in the process of extending that patent protection to cover more countries or new discoveries or products, we cannot assure you that additional patents covering new products or improvements will be issued or that any new or existing patents will be of commercial benefit or be valid and enforceable if challenged.

We believe that the patents issued to date should not preclude Nymox from developing and marketing our products; however, it is impossible to predict the extent to which licenses from third parties will be necessary. If Nymox were to need licenses from third parties there can be no assurance that we could obtain such licenses on commercially reasonable terms, if at all.

In the fields of diagnostic methods and diagnostic tests for common human diseases and conditions, where Serex has many of its patents, there are many patents issued covering many areas of diagnostic methods, tests and technologies. We believe that these patents issued to date to other companies will not preclude Serex from developing and marketing its products but you should be aware that it is often difficult to determine the nature, breadth and validity of competing patent claims in these fields, that there has been significant litigation in some of these areas (not involving Serex) and that, if and when Serex’s products become more commercially successful, Serex’s products or patents may become the subject matter of litigation. If Serex were to need licenses from third parties there can be no assurance that it could obtain such licenses on commercially reasonable terms, if at all.

We are not currently involved in patent litigation. In the pharmaceutical and biotechnology industry patent disputes are frequent and can preclude the commercialization of products. Patent litigation is costly and the outcome often difficult to predict. It can expose us to significant liabilities to third parties and may require us to obtain third-party licenses at a material cost or cease using the technology or product in dispute.

We Face Changing Market Conditions

The healthcare industry is in transition with a number of changes that affect the market for therapeutic and diagnostic test products. The U.S. federal and various state governments have under consideration a number of proposals that may have the effect of directly or indirectly limiting drug prices in the U.S. markets. In March 2010, the United States enacted health care reform legislation, the Patient Protection and Affordable Care Act. Important market reforms have begun and will continue through full implementation in 2016 and beyond. The new law is expected to expand access to health care to more than 32 million Americans by the end of the decade. These changes may adversely affect the prices we may charge for any therapeutic drug we develop. Funding changes and budgetary considerations can lead major health care payers and providers to make changes in reimbursement policies for our products. These changes can seriously impact the potential for growth for the market for our products, either favorably when the decision is to offer coverage for our products at a reasonable price or negatively when the decision is to deny coverage altogether. Changes in the healthcare delivery system have resulted in consolidations and in the formation of multi-hospital alliances, reducing the number of institutional customers for therapeutic and diagnostic test products. There can be no assurance that Nymox will be able to enter into and/or sustain contractual or other marketing or distribution arrangements on a satisfactory commercial basis with these institutional customers.

Health Care Plans May Not Cover or Adequately Pay for Our Products and Services

Throughout the developed world, both public and private health care plans are under considerable financial and political pressure to contain their costs. The two principal methods of restricting expenditures on drugs and diagnostic products and services are to deny coverage or, if coverage is granted, to limit reimbursement. For single-payer government health care systems, a decision to deny coverage or to severely restrict reimbursement for one of our products can have an adverse effect on our business and revenues.

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In the United States, where, to a significant degree, the patient population for our products is elderly, Medicare and Medicaid are sources of reimbursement. In general, any restriction on reimbursement, coverage or eligibility under either program could adversely affect reimbursement to Nymox for products and services provided to beneficiaries of the Medicare and/or Medicaid programs. Many elderly people are covered by a variety of private health care organizations either operating private health care plans or Medicare or Medicaid programs subject to government regulation. These organizations are also under considerable financial constraints and we may not be able to secure coverage or adequate reimbursement from these organizations. Without coverage, we will have to look to the patients themselves who may be unwilling or unable to pay for the product; in turn, doctors may be reluctant to order or prescribe our products in the absence of coverage of the product for the patient.

We Are Subject to Continuing Potential Product Liability Risks, Which Could Cost Us Material Amounts of Money

We may be subject to product liability which could task our critical resources, delay the implementation of our business strategy, result in products being recalled or removed from the market, and materially and adversely harm our business and financial condition due to the costs of defending such legal actions or the payment of any judgments or settlements relating to such actions or both. Our business exposes us to the risk of product liability claims that is inherent in the development and marketing, distribution, and sale of pharmaceutical and diagnostic products. If any of our product candidates or marketed products harms people, or is alleged to be harmful, we may be subject to costly and damaging product liability claims brought against us by clinical trial participants, consumers, patients, health care providers, corporate partners or others.

We have product liability insurance covering our ongoing clinical trials and marketed products. Our insurance coverage may not be sufficient to cover fully all potential claims, nor can we guarantee the solvency of any of our insurers. If our claims experience results in higher rates, or if product liability insurance otherwise becomes costlier because of general economic, market or industry conditions, then we may not be able to maintain product liability coverage on acceptable terms. If sales of our products increase materially, or if we add significant products to our portfolio, then we will require increased coverage and may not be able to secure such coverage at reasonable rates or terms. If our insurance coverage is not sufficient to cover fully all potential claims, the Corporation would be exposed to the risk that our litigation costs and liability could exceed our total assets and our ability to pay.

The Issuance of New Shares May Dilute Nymox’s Stock

The Corporation relies almost exclusively on financing to fund its operations. In order to achieve the Corporation’s business plan and realization of its assets and liabilities in the normal course of operations, the Corporation anticipates the need to raise additional capital and/or achieve sales and other revenue generating activities. The Corporation has historically primarily depended on financing under the Common Stock Private Purchase Agreement as well as direct private placements of its Common Stock to qualified investors to fund its operations. The Corporation issued convertible notes in the amount of $1,070,000 on December 16, 2014, has converted into 2,007,504 common shares of the Corporation by the year end of December 31, 2017 at a conversion price of $0.533 per share that has diluted our common stock. Moreover, Nymox may use its shares as currency in acquisitions. The issuance of further shares and the eligibility of issued shares for sale will dilute our common stock and may lower its share price. There were 67,676,256 common shares of Nymox issued and outstanding as of March 31, 2019. In addition, 5,740,000 share options are outstanding, of which 5,710,000 are currently vested. Expiry dates for Nymox options range from 3.5 years to 8.0 years (see note 11 to our consolidated financial statements). These options have been granted to employees, officers, directors and consultants of the Corporation.

If We Fail to Maintain Compliance with the Requirements for Continued Listing on The NASDAQ Stock Market, Our Common Shares Could be Delisted from Trading on the NASDAQ Stock Market, Which Would Adversely Affect the Liquidity of Our Common Shares and Our Ability to Raise Additional Capital.

Our common shares are currently listed for quotation on the NASDAQ Stock Market. We are required to meet specified financial requirements in order to maintain our listing on the NASDAQ Stock Market. Failure to meet the listing requirements may lead to delisting from the Nasdaq Capital Market in which case the Corporation will consider an alternate trading platform for its common shares. Any potential delisting of our common shares from the NASDAQ Stock Market would make it more difficult for our shareholders to sell our shares in the public market and would likely result in decreased liquidity, limited availability of market quotations for common shares, limited availability of news and analyst coverage regarding our company, a decreased ability to issue additional securities and increased volatility in the price of our common shares. Further, if we were no longer listed on the NASDAQ Stock Market or any other U.S. exchange, our ability to raise additional capital could be impeded and thus have a material adverse effect on our business and operations.

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We Face Potential Losses Due to Foreign Currency Exchange Risks

Nymox incurs certain expenses, principally relating to salaries and operating expenses at its Bahamian, U.S. and Canadian offices. Most of our expenses are derived in U.S. dollars. As a result, we are exposed to the risk of losses due to fluctuations primarily in the exchange rates between the U.S. dollar and the Canadian dollar. We protect ourselves against this risk by maintaining cash balances in both currencies. We do not currently engage in hedging activities. The Corporation may suffer losses as a result of unfavorable fluctuations in the exchange rates between the United States dollar and Canadian dollar.

We Have Never Paid a Dividend and are Unlikely to do so in the Foreseeable Future

Nymox has never paid any dividends and does not expect to do so in the foreseeable future. We expect to retain any earnings or positive cash flow in order to finance and develop Nymox’s business.

Differences between Bahamas and NASDAQ Corporate Governance Practices

Nymox Pharmaceutical Corporation is subject to corporate governance requirements imposed by NASDAQ because Nymox Pharmaceutical’s Shares are listed on the Nasdaq Capital Market.

Nymox Pharmaceutical Corporation is incorporated in the Bahamas. Under NASDAQ Marketplace Rule 5615(a)(3), NASDAQ-listed non-US companies may, in general, follow their home country corporate governance practices in lieu of certain NASDAQ corporate governance requirements. A NASDAQ-listed non-U.S. company is required to provide a general summary of the significant differences between its home country corporate governance practices and NASDAQ corporate governance requirements to its shareholders, either in the company’s annual report filed on Form 20-F or on the company’s website. Nymox is committed to a high standard of corporate governance. As such, Nymox endeavors to comply with most of the NASDAQ corporate governance practices, with the following exceptions. Under NASDAQ Marketplace Rule 5635(c), shareholders must be given the opportunity to vote on any material amendment to the terms of a company’s equity compensation plan (i.e., an amendment to the plan to include repricing provisions). There is no requirement under Bahamas law that equity compensation plan, or any material amendment thereto, be subject to shareholder approval. Nymox will continue to follow the Bahamas practice and require any material amendment to the terms of its plan to be subject only to approval by its board of directors.

Also under NASDAQ Marketplace Rule 5635(d), shareholders must be given the opportunity to vote prior to the issuance of securities in connection with a transaction other than a public offering involving: (1) the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the Company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or (2) the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. There is no requirement under Bahamas law that stock issuances pursuant to private placements be subject to shareholder approval. Nymox will continue to follow the Bahamas practice and require private placement transactions to be subject only to approval by its board of directors.

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CAPITALIZATION AND INDEBTEDNESS

Our financial statements for the fiscal year ended December 31, 2019, filed or furnished with the SEC on Form 20-F on March 30, 2020, incorporated herein by reference, sets forth our capitalization and indebtedness as of the year ended December 31, 2019 and year ended December 31, 2018 in the Condensed Interim Consolidated Statements of Financial Position. The information should be read in conjunction with and is qualified by reference to the consolidated financial statements and notes thereto and other financial information incorporated by reference into this Prospectus.

USE OF PROCEEDS

We will use the net proceeds that we receive from the sale of the securities offered by this Prospectus and the accompanying prospectus supplement for general corporate purposes and working capital. General corporate purposes may include repayment of debt, capital expenditures, Clinical Trial Expenses, Manufacturing – including equipment, Salaries and any other purposes that may be stated in any prospectus supplement. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. Additional information on the use of net proceeds from the sale by the Company of securities covered by this Prospectus may be set forth in any prospectus supplement relating to the specific offering.

Proceeds from the exercise of warrants, if any, will be added to Nymox’s working capital. The exercise of conversion rights for the convertible bonds will reduce Nymox’s indebtedness to the extent of the value of the bonds converted to shares. Management will have broad discretion with respect to the expenditure of such proceeds. Investors will be entrusting their funds to the Company’s management, upon whose judgment they must depend, with limited information concerning the specific working capital requirements and general corporate purposes to which the funds will ultimately be applied.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of the securities). In addition, underwriters may sell securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each applicable prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

EXPENSES

We will incur the following expenses in connection with the registration of the securities offered by the selling shareholders:

Legal Fees and Expenses	$15,000
Accounting Fees and Expenses	$5,000
SEC Registration Fee	$1,455
Miscellaneous Costs	$3,545
TOTAL	$25,000

All amounts shown are estimates, except for the amount of the Securities and Exchange Commission (“SEC”) registration fee. Any selling commissions, brokerage fees, applicable transfer taxes, and fees and disbursements of counsel for the selling shareholders are payable by the selling shareholders.

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SELLING SHAREHOLDERS

We have prepared this Prospectus to offer securities and to allow the selling shareholders or their respective donees, pledgees, transferees or other successors in interest to sell or otherwise dispose of, from time to time, up to an aggregate of $12,000,000 of common shares and debt securities.

We do not know when or in what amounts the selling shareholders may sell or otherwise dispose of the common shares covered hereby. The selling shareholders might not sell or dispose of any or all of the shares covered by this Prospectus or may sell or dispose of some or all of the shares other than pursuant to this Prospectus. Because the selling shareholders may not sell or otherwise dispose of some or all of the shares covered by this Prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares that we are aware of, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering.

DESCRIPTION OF COMMON STOCK

Our authorized share capital consists of unlimited common shares, with no par value, and unlimited preferred shares, with no par value. The following is a summary of the rights of our common and preferred shares and some of the provisions of our notice of articles and articles. This summary is not complete. For more detailed information, please see our notice of articles and articles, which are filed as exhibits to the registration statement of which this Prospectus is a part, as well as the relevant provisions of the CBCA.

As of December 31, 2019, 71,219,000 common shares were outstanding and no preferred shares were outstanding.

Common Shares

The holders of common shares are entitled to receive notice of any meeting of our shareholders, except those meetings at which only the holders of shares of another class or of a particular series are entitled to vote separately as a class or series, and to attend any such meeting and vote their common shares on all matters submitted to a vote of the shareholders, including the election of directors. Each common share entitles its holder to one vote. Our notice of articles and articles do not provide for cumulative voting rights. Because of this, the holders of a majority of the common shares entitled to vote in any election of directors can elect all of the directors standing for election. Shareholder resolutions are generally required to be approved by a majority of votes cast by shareholders, who vote in person or by proxy, in respect of the resolution. However, our articles require that certain extraordinary corporate actions, such as amalgamations (other than with certain affiliated corporations), continuances, liquidations, dissolutions, arrangements, and sales, leases or exchanges of all, or substantially all, of the assets of the corporation other than in the ordinary course of business, are required to be approved by a “special resolution”, where a special majority of two-thirds of the votes cast by shareholders, who vote in person or by proxy, in respect of the resolution. Subject to the rights of the holders of preferred shares, the holders of common shares are entitled to receive, on a pro-rata basis, such dividends as our board of directors may declare out of funds legally available for this purpose. In the event of the dissolution, liquidation, winding-up or other distribution of our assets, such holders are entitled to receive, on a pro-rata basis, all of our assets remaining after payment of all of our liabilities, subject to the rights of holders of preferred shares. Otherwise, the common shares carry no preemptive, conversion or subscription rights. All of our outstanding common shares are, and the common shares to be issued in this offering will be, duly authorized, validly issued, fully paid and nonassessable.

Preferred Shares

Our board of directors may authorize the issuance of preferred shares from time to time in one or more series, each series comprising the number of shares, designation, rights, privileges, restrictions and conditions determined by our board of directors. The preferred shares may have voting or conversion rights that could have the effect of restricting dividends on our common shares, diluting the voting power of our common shares, impairing the rights of our common shares in the event of our dissolution, liquidation or winding-up or otherwise adversely affect the rights of holders of our common shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control and may adversely affect the market price of our common shares and may preclude shareholders from realizing a potential premium over the market value of their shares. The holders of preferred shares are entitled to receive notice of any meeting of our shareholders and to attend and vote, except as otherwise provided in the rights and restrictions attached to the shares by the board of directors. As at the date hereof, there were no preferred shares issued and outstanding.

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Listing on the NASDAQ Capital Market

Our common shares are listed on the NASDAQ Capital Market under the symbol “NYMX”.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares in the United States and Canada is Computershare Investor Services Inc., with a mailing address at 1500 University Street, 7th Floor Montreal, Quebec H3A 3S8.

DESCRIPTION OF DEBT SECURITIES

We may issue the debt securities offered by this Prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this Prospectus up to an aggregate principal amount of $12,000,000 in debt securities, or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an initial offering price of up to $12,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our direct, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the debt securities we issue and the indenture we enter into with the trustee.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required and applicable, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount, and, if a series, the total amount authorized and the total amount outstanding;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

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•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this Prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of our common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to our other indebtedness.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Debt securities offered under this Prospectus and any prospectus supplement will be subordinated in right of payment to certain of our outstanding senior indebtedness. In addition, we will seek the consent of the holders of any debt securities under this Prospectus to the extent required by the agreements evidencing such senior indebtedness.

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Exchange and/or Conversion Rights

We may issue debt securities that can be exchanged for or converted into shares of our common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities, you may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

You may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of us, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture may not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this Prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this Prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

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Consolidation, Merger and Sale of Assets

The form of indenture provides that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:

•

the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•

immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•

we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness that is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

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If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

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From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•	waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture may permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following oblgations (which discharge is referred to as "legal defeasance"):

(1)	to register the transfer or exchange of such debt securities;

(2)	to replace temporary or mutilated, destroyed, lost or stolen debt securities;

(3)	to compensate and indemnify the trustee; or

(4)	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•

 to be released form our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as "covenant defeasance").

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•

U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) that through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•

a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money; that, in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

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In addition, defeasance may be effected only if, among other things:

•

in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•

in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•

in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities that are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ours, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

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The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

PLAN OF DISTRIBUTION

The Company may sell securities from time to time, as well as, each selling shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this Prospectus is a part;
•	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this Prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with applicable FINRA rules.

In connection with the sale of the securities or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this Prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. The selling shareholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling shareholders.

We agreed to keep this Prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the securities for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities by the selling shareholders or any other person. We will make copies of this Prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL OWNERSHIP

Street Name and Other Indirect Holders

We generally will not recognize investors who hold securities in accounts at banks or brokers as legal Holders of securities. When we refer to the “Holders” of securities, we mean only the actual legal and (if applicable) record Holder of those securities. Holding securities in accounts at banks or brokers is called holding in “street name”. If you hold securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest, dividends and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required. If you hold securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting rights if it were ever required;

•	whether and how you can instruct it to send you securities and, if the securities are in registered form, have them registered in your own name, so you can be a direct Holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for Holders to act to protect their interests.

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Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the securities run only to persons who are registered as Holders of the securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered Holder, we have no further responsibility for the payment even if that Holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What is a Global Security?

A global security is a special type of indirectly held security. If we choose to issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We require that the global security will be registered in the name of a financial institution we select.

In this case, we require that the securities included in the global security not be transferred to the name of any other direct Holder unless the special circumstances described below occur. The financial institution that acts as the sole direct Holder of the global security is called the “depositary”. Any person wishing to own a security (other than the Depositary) must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. A prospectus supplement relating to the offering of a series of securities will indicate whether the series will be issued only in the form of global securities.

Special Investor Considerations for Global Securities

As an indirect Holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a Holder of securities and instead deal only with the depositary in whose name the global security is registered. If you are an investor in securities that are issued only in the form of global securities, you should be aware that:

•	you cannot have securities registered in your own name;

•	you cannot receive physical certificates for your interest in the securities;

•	you will be a street name Holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained above under “Street Name and Other Indirect Holders”;

•	you may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates; and

•	the depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security.

We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

Special Situations in Which a Global Security is Exchangeable for Physical Certificates

 In a few special situations described below, a global security is exchangeable for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct Holders. The rights of street name investors and direct Holders in the securities have been previously described in the subsections above “Street Name and Other Indirect Holders” and “Direct Holders”.

The special situations in which a global security is exchangeable for physical certificates are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and we do not appoint a successor depositary; and

•	when an Event of Default on the securities has occurred and has not been cured. Defaults on debt securities are discussed under “Description of Debt Securities—Events of Default.”

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The prospectus supplement(s) may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor the trustee is responsible for deciding the names of the institutions that will be the initial direct Holders.

LEGAL MATTERS

We are being represented by Cutler Law Group, P.C.. The validity of the securities being offered by this Prospectus and legal matters relating to applicable laws will be passed upon for us by Cutler Law Group, P.C.

EXPERTS

The consolidated financial statements of Nymox Pharmaceutical Corporation as of December 31, 2018 and 2019, and for each of the years in the two-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein in reliance upon the reports of Thayer O’Neal Company, LLC, Houston, Texas, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2019 consolidated financial statements contains an explanatory paragraph that states that the failure of two Phase 3 studies of NX-1207 materially affects Nymox Pharmaceutical Corporation’s current ability to fund its operations, meet its cash flow requirements, realize its assets and discharge its obligations, and casts substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

For further information with respect to the Company and the securities being offered under this Prospectus, we refer you to the corporate filings of the Company filed with the Securities and Exchange Commission on the EDGAR filing system at the following link: http://www.sec.gov/cgi-bin/browse-edgar?company=nymox&owner=exclude&action=getcompany Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front page of this Prospectus, regardless of the time of delivery of this Prospectus or any sale of the securities offered by this Prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as any other document filed by us with the SEC, at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can also request copies of these documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Nymox. The address of the SEC website is www.sec.gov.

We maintain a website at www.Nymox.com. Information contained in or accessible through our website does not constitute a part of this Prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this Prospectus is 001-12033. The documents incorporated by reference into this Prospectus contain important information that you should read about us.

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The following documents are incorporated by reference into this document:

•	our Annual Report on Form 20-F for the year ended December 31, 2019 (other than information furnished rather than filed), filed with the SEC on March 30, 2020;

•	our Quarterly Report on Form 6-K for the quarter ended September 30, 2019 (other than information furnished rather than filed) (filed on November 13, 2019);

•

our Current Reports on Form 6-K, filed with the SEC on May 15, 2019 and November 19, 2019; and press releases dated December 19, 2018, January 2, 2019, January 15, 2019, January 15, 2019, January 17, 2019, March 11, 2019, March 13, 2019, March 19, 2019, March 21, 2019, April 16, 2019, May 15, 2019, June 25, 2019, October 21, 2019, January 6, 2020, January 28, 2020 and February 26, 2020 (other than portions of those documents not deemed to be filed);

We also incorporate by reference into this Prospectus all documents (other than current reports furnished under Form 6-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this Prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this Prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 20-F, Quarterly Reports on Form 6-K and Current Reports on Form 6-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom this registration is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this Prospectus but not delivered with the Prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at:

Bay & Deveaux Streets

Nassau, The Bahamas

Contact person: Erik Danielsen
Tel. 800-936-9669

e-mail: edanielsen@nymox.com;,fax: 514-332-2227
(name, telephone, e-mail and/or facsimile number and address of company contact person)

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

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Up to $12,000,000
 Common Stock

PROSPECTUS SUPPLEMENT

A.G.P.

July 17, 2020

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